77I Exhibit

Active Assets Prime

The Board of Trustees of Active Assets Prime Trust (the
"Fund"), at a meeting duly convened and held on February 24-25, 2016, approved an amendment to the Fund's Declaration of Trust to change the Fund's name from Active Assets Institutional Money Trust to Active
Assets Prime Trust. Amendment to Registrant's
Declaration of Trust (changing the Fund's name), dated
March 29, 2016, is incorporated herein by reference to Exhibit (a)(6) to Post-Effective Amendment No. 28 to the
Registration Statement on Form N-1A filed on March 31,
2016, accession number 0001104659-16-109041, file
number: 333-91725.

The Board of Trustees of the "Fund, at a meeting duly convened and held on December 8-9, 2015, approved the establishment of three additional classes of shares of beneficial interest of the Fund, as follows:

Administrative Class
Advisory Class
Select Class

Each of the Administrative Class, Advisory Class and
Select Class is more fully described in the Prospectus and Statement of Additional Information filed via EDGAR with the SEC on March 31, 2016 (accession number
0001104659-15-031335) and is incorporated by reference herein.